Exhibit 99.4

        Letter to Beneficial Holders Regarding the Offer to Exchange
Any and All Outstanding 7 7/8% Senior Subordinated Notes due 2010
for
7 7/8% Senior Subordinated Notes due 2010
of
Park Place Entertainment Corporation

Pursuant to the Prospectus dated                        , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2002 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                        , 2002

To Our Clients:

        Enclosed for your consideration is the prospectus dated                        , 2002 and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Park Place Entertainment Corporation ("Park Place"), to exchange new 7 7/8% Senior Subordinated Notes due 2010 ("Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 7 7/8% Senior Subordinated Notes due 2010 (the "Old Notes"), upon the terms and subject to the conditions set forth in the prospectus. The prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the prospectus.

        To participate in the Exchange Offer, persons in whose names Old Notes are registered on the books of the registrar ("Registered Holders") must either:

  •
  cause to be delivered to Wells Fargo Bank Minnesota, N.A. (the "Exchange Agent") at the address set forth in the Letter of Transmittal, Old Notes in proper form for transfer, together with a properly executed Letter of Transmittal; or

  •
  cause a DTC Participant to tender such holder's Old Notes to the Exchange Agent's account maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through the DTC's Automated Tender Offer Program ("ATOP"), including transmission of an agent's message in which the Registered Holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal.

        By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms on behalf of itself and the beneficial owners of tendered Old Notes all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the Letter of Transmittal to the Exchange Agent.

        We are the holder of Old Notes held for your account. A tender of such Old Notes can be made only by us as the holder for your account and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used to tender Old Notes.

        We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account, pursuant to the terms and subject to the conditions set forth in the prospectus and the Letter of Transmittal.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Old Notes on your behalf in accordance with the provisions of the prospectus and the Letter of Transmittal. The Offer will expire at 5:00 p.m., New York City time, on                        , 2002,

unless extended by Park Place. Old Notes properly tendered may be withdrawn at any time on or prior to the Expiration Date.

        The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Old Notes must represent to Park Place that:

  •
  the Exchange Notes to be acquired by such holder pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder;

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  such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

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  such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of Park Place;

  •
  such holder acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or who tenders Old Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction and cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretive "no-action" letters with respect to exchange offers;

  •
  if the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it must represent that the Old Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus in connection with the exchange of Old Notes, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

  •
  if the holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes.

        The enclosed "Instruction to Registered Holder or DTC Participant from Beneficial Owner" form contains an authorization by you, as the beneficial owner of Old Notes, for us to make the foregoing representations on your behalf.

        We urge you to read the enclosed Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Old Notes.

        Your attention is directed to the following:

          1.    The Exchange Offer is described in and subject to the terms and conditions set forth in the prospectus dated                        , 2002.

          2.    Subject to the terms and conditions of the Exchange Offer, Park Place will accept for exchange on the Expiration Date all Old Notes properly tendered and will issue Exchange Notes promptly after such acceptance.

          3.    If you desire to tender any Old Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Old Notes on your behalf prior to the Expiration Date.

          4.    Any brokerage fees, commissions or transfer taxes will be borne by Park Place, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

        If you wish to tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Old Notes, all such Old Notes will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the Expiration Date. The specimen Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

        Park Place is not aware of any jurisdiction in which the making of the Exchange Offer or the tender of Old Notes in connection therewith would not be in compliance with the laws of such jurisdiction. If Park Place becomes aware of any jurisdiction in which the making of the Exchange Offer would not be in compliance with such laws, Park Place will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Exchange Offer. If, after such good faith effort, Park Place cannot comply with any such laws, the Exchange Offer will not be made to the Registered Holders residing in such jurisdiction.

Instructions to Registered Holder from Beneficial Owner of
7 7/8% Senior Subordinated Notes due 2010
of
Park Place Entertainment Corporation

        The undersigned hereby acknowledges receipt of the prospectus dated                        , 2002 of Park Place Entertainment Corporation ("Park Place") and the accompanying Letter of Transmittal, that together constitute Park Place's offer (the "Exchange Offer").

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the 7 7/8% Senior Subordinated Notes due 2010 (the "Old Notes") held by you for the account of the undersigned, on the terms and subject to the conditions in the prospectus and Letter of Transmittal.

        The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in the amount):

    $                        of the Old Notes.

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        ☐    To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

    $                        of the Old Notes.

        ☐    NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

  •
  to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that:

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  the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned;

  •
  the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

  •
  the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act of 1933, as amended ("Securities Act"), of Park Place;

  •
  the undersigned acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

  •
  if the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

    •
    if the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes; and

  •
  to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

  •
  to take such other action as necessary under the prospectus or the Letter of Transmittal to effect the valid tender of Old Notes.

SIGN HERE

Name of Beneficial Owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: